UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2012, the Compensation, Governance and Nominating Committee (the "Committee") of the PPL Corporation ("PPL" or the "Company") board of directors made a compensation award to James H. Miller, PPL's chairman, of 30,000 restricted stock units, which were granted in lieu of the stock options and performance unit awards that Mr. Miller otherwise would have been granted as part of his regular annual equity compensation awards.  The Committee also made a $590,160 cash bonus award in consideration of Mr. Miller's outstanding leadership and contributions to the Company, and recognizing that, as a result of his upcoming April 1, 2012 retirement, he will be foregoing certain incentive opportunities he would have been eligible to receive in 2013 under the Special Cash Incentive Award granted in January 2011 related to PPL's November 1, 2010 acquisition of LG&E and KU Energy LLC from E.ON AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  February 1, 2012